UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2014

PRAXAIR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or Other jurisdiction of incorporation)

1-11037	06-124-9050
(Commission File Number)	(IRS Employer Identification No.)

39 OLD RIDGEBURY ROAD, DANBURY, CT	06810-5113
(Address of principal executive offices)	(Zip Code)

(203) 837-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Praxair, Inc. was held on April 22, 2014 (the “Annual Meeting”), at which shareholders voted upon the items set forth below. The total number of shares that were present or represented by proxy at the Annual Meeting was 253,246,227, which was 86.2% of the shares outstanding and entitled to vote and which constituted a quorum. The final voting results of the items submitted to a vote of the shareholders are set forth below.

Proposal 1

The eleven nominees for election as a director were elected to serve until the 2015 annual meeting of shareholders, and until his or her successor is elected and qualified. The vote results were as follows, with each nominee having received at least 90.3% of the votes cast for his or her election:

Director Nominees	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Stephen F. Angel	227,726,677	4,475,114	1,367,177	19,677,259
Oscar Bernardes	209,508,641	22,567,655	1,492,670	19,677,261
Nance K. Dicciani	230,385,595	2,479,481	703,892	19,677,259
Edward G. Galante	229,294,469	3,554,951	719,546	19,677,261
Claire W. Gargalli	226,632,595	3,798,047	3,138,325	19,677,260
Ira D. Hall	231,850,847	996,796	721,322	19,677,262
Raymond W. LeBoeuf	228,053,871	2,362,975	3,152,121	19,677,260
Larry D. McVay	231,884,809	546,068	1,138,089	19,677,261
Denise L. Ramos	232,365,796	492,230	710,941	19,677,260
Wayne T. Smith	230,104,763	2,740,883	723,321	19,677,260
Robert L. Wood	231,297,901	1,548,661	722,404	19,677,261

Proposal 2

Shareholders approved, on an advisory and non-binding basis, the compensation of Praxair’s Named Executive Officers as disclosed in the 2014 Proxy Statement, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
223,476,925 (95.7% of votes cast)	8,687,702	1,403,280	19,678,320

Proposal 3

Shareholders approved the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
224,577,361 (96.2% of votes cast)	7,810,982	1,179,381	19,678,503

Proposal 4

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent auditor, by the votes set forth below.

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
250,280,597 (98.8% of votes cast)	2,234,904	730,726	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXAIR, INC. Registrant

Date: April 25, 2014	By:	/s/ James T. Breedlove
James T. Breedlove
Senior Vice President, General Counsel and Secretary